EXHIBIT 23

                        INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in Registration Statement No. 33-40123 on Form S-3, Registration Statement No. 33-46076 on Form S-3, as amended by Amendment No. 1 thereto and Registration Statement No. 33-61390 on Form S-3 of Florida Power & Light Company, of our report dated February 11, 1994 appearing in this Annual Report on Form 10-K of Florida Power & Light Company for the year ended December 31, 1993.


DELOITTE & TOUCHE

Miami, Florida
March 21, 1994